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                                  EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of JDA Software Group, Inc. on Form S- 8 of our report dated January 28, 1999, appearing in the Annual Report on Form 10-K of JDA Software Group, Inc. for the year ended December 31, 1998.




/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 11, 2000